Exhibit 10.3
TECHNISCAN, INC.
EMPLOYEE STOCK OPTION PLAN
Effective June 12, 2001

TABLE OF CONTENTS

Article
Number	Description
ARTICLE I
NAME, PURPOSES, AND EFFECTIVE DATE			1
	1.1	Name of Plan	1
	1.2	Purposes	1
	1.3	Effective Date	1

ARTICLE II
DEFINITIONS			1
	2.1	“Affiliate”	1
	2.2	“Award”	2
	2.3	“Award Agreement”	2
	2.4	“Board”	2
	2.5	“Cause”	2
	2.6	“Code”	2
	2.7	“Committee”	2
	2.8	“Company”	2
	2.9	“Consultant”	2
	2.10	“Director”	2
	2.11	“Disability”	2
	2.12	“Early Retirement”	2
	2.13	“Employee”	2
	2.14	“Fair Market Value”	3
	2.15	“Incentive Stock Option”	3
	2.16	“Nonqualifled Stock Option”	3
	2.17	“Normal Retirement”	3
	2.18	“Optionee”	3
	2.19	“Participant”	3
	2.20	“Performance Award”	3
	2.21	“Plan”	3
	2.22	“Restricted Stock Award”	3
	2.23	“Retirement”	3
	2.24	“Stock” or “Share”	3
	2.25	“Stock Appreciation Right”	3
	2.26	“Stock Option” or “Option”	3

ARTICLE III
ELIGIBILITY FOR AWARDS			4

ARTICLE IV
CAPITAL STOCK			4
	4.1	The Shares	4

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Article
Number	Description
	4.2	Stock Subject to the Plan		4

ARTICLE V
STOCK OPTIONS				4
	5.1	Grant of Options		4
	5.2	Types of Options		5
	5.3	Conformity with Code Section 422		5
	5.4	Waiver of Other Amounts		5
	5.5	Terms and Conditions		5
		a.	Option Price	5
		b.	10% Stockholder	5
		c.	Option Term	5
		d.	Exercisability	5
		e.	Method of Exercise	6
		f.	Rights of Holders	6
		g.	Consideration	6
		h.	Cash-Out	7
		i.	Replacement Options	7
		j.	Vesting	7
		k.	Disability of Optionee	7
		1.	Death of Optionee	7
		m.	Retirement	8
		n.	Other Termination of Employment or Relationship as a Director or Consultant	8
		o.	Securities Law Compliance	8
		p.	Dollar Limitation on Incentive Stock Options	9
		q.	Continuous Status as an Employee, Director or Consultant	9

ARTICLE VI
STOCK APPRECIATION RIGHTS				9
	6.1	Grant and Exercise		9
	6.2	Termination		9
	6.3	Surrender of Stock Option		9
	6.4	Terms and Conditions		10
		a.	When Exercisable	10
		b.	Effect of Exercise	10
		c.	Relation to Stock Option	10
		d.	Effect on Share Limitation	10
		e.	Exercise Upon Adjustment	10

ARTICLE VII
RESTRICTED STOCK AWARDS				10
	7.1	Administration		10
	7.2	Criteria for Award		11
	7.3	Varying Provisions		11

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Article
Number	Description
	7.4	Awards and Certificates		11
		a.	Purchase Price	11
		b.	Acceptance of Award	11
		c.	Stock Certificate	11
		d.	Custody of Certificates	11
	7.5	Restrictions and Conditions		11
		a.	Restriction Period	11
		b.	Shareholder Rights	11
		c.	Forfeiture of Shares	12
		d.	Waiver of Restrictions	12
		e.	Delivery of Shares	12

ARTICLE VIII
PERFORMANCE AWARDS				12
	8.1	Grant of Right to Earn Award		12
	8.2	Participant Consideration		12
	8.3	Award Agreement		12
	8.4	Shares Granted as Performance Award		12

ARTICLE IX
ADJUSTMENTS				13
	9.1	Recapitalizations, Etc		13
	9.2	Acceleration of Exercise		13
	9.3	Right to Call Options		13
	9.4	Committee Decision Final		13
	9.5	Compliance with Code Section 280G		13

ARTICLE X
ADMINISTRATION				14
	10.1	The Board		14
	10.2	The Committee		14
	10.3	Construction and Interpretation of the Plan		14
	10.4	Delegation of Operational Responsibilities		14
	10.5	Indemnification of Committee		15

ARTICLE XI
AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN				15
	11.1	Plan Amendment		15
	11.2	Amendment of Awards		15
	11.3	Suspension or Termination		16

ARTICLE XII
REVIEW PROCEDURE UPON DENIAL OF A CLAIM				16
	12.1	Notice of Denial of Claim		16
	12.2	Review Procedure		16

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Article
Number	Description
ARTICLE XIII
GENERAL PROVISIONS			16
	13.1	Securities Restrictions	16
	13.2	Restrictions on Transferability	17
	13.3	Other Arrangements	17
	13.4	No Vested Rights	17
	13.5	Federal Tax Obligations	17
	13.6	Right of First Refusal and Redemption	17
	13.7	Written Award Agreement	17
	13.8	Unfunded Status of Plan	18
	13.9	Designation of Beneficiary	18
	13.10	Severability	18
	13.11	Construction	18
	13.12	Headings	18
	13.13	Notices	18
	13.14	Governing Law	19

SIGNATURE PAGE			19

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TECHNISCAN, INC.
EMPLOYEE STOCK OPTION PLAN
Effective June 12, 2001
ARTICLE I
NAME, PURPOSES, AND EFFECTIVE DATE
     1.1 Name of Plan. The Plan created in accordance with the terms hereof shall be known as the TechniScan, Inc., Employee Stock Option Plan (hereinafter referred to as the “Plan”).
     1.2 Purposes.
          a. The purpose of the Plan is to provide a means by which selected managerial, technical and salaried Employees and Directors of and Consultants to, the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company through Stock Options.
          b. The Company, by means of the Plan, seeks to secure and retain the services of persons who are now or who may be in the future key Employees or Directors of or Consultants to the Company or its Affiliates and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
          c. It is intended that eligibility under this Plan for Incentive Stock Options be restricted to the salaried employees of the Company. All provisions of this Plan shall be construed to effectuate such purposes.
     1.3 Effective Date. The Plan shall he effective as of the date of its adoption by the Board of Directors, subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.
ARTICLE II
DEFINITIONS
     The following terms and phrases shall have the following meanings when used herein, unless a different meaning is clearly required by the context:
     2.1 “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and

(f) respectively, of the Code, including without limitation TechniScan Medical, Inc., a Delaware corporation.
     2.2 “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock or any other Award or benefit granted under this plan.
     2.3 “Award Agreement” means the written document(s) executed by the Company and a Participant which sets forth the terms and conditions of a grant by the Company to such Participant of an Award.
     2.4 “Board” means the Board of Directors of the Company.
     2.5 “Cause” means any act or failure to act by a Participant, involving a Participant’s (i) willful misconduct, dishonesty or malfeasance; (88) conviction of a felony; (iii) gross negligence; or (iv) aid to a competitor, which is directly and materially harmful to the business or reputation of the Company.
     2.6 “Code” means the Internal Revenue Code of 1986 including its separate and various provisions, as the Code or those provisions may be amended from time to time, and any successor thereto.
     2.7 “Committee” means an administrative committee duly elected or appointed by the Board pursuant to Article X hereof, having control over and responsibility to administer the Plan. If at any time no Committee shall be duly elected and serving for whatever reason, then the functions of the Committee specified in the Plan shall be exercised by the Board.
     2.8 “Company” means TechniScan, Inc., a corporation organized under the laws of the State of Utah, or any successor organization.
     2.9 “Consultant” means an independent contractor hired by the Company to provide expert advisory, technical or consulting services to the Company.
     2.10 “Director” means a member of the Board.
     2.11 “Disability” shall have the same meaning as under the Company’s retirement plan, as amended from time to time, and if none, as the Committee may otherwise provide from time to time.
     2.12 “Early Retirement” means retirement with consent of the Committee from active employment with the Company or an Affiliate prior to normal retirement age under provisions of the Company’s retirement plan, if such a plan is in effect at the time, or retirement prior to age 65, if no retirement plan is then in place.
     2.13 “Employee” means a person who is on the payroll records of the Employer as a common law employee, as determined solely by the Employer. For purposes of this Plan, “Employer” means the Company or any of its Affiliates.

     2.14 “Fair Market Value” means the fair market value of a Share for all relevant purposes under the Plan, which shall be determined by the Committee acting in good faith.
     2.15 “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
     2.16 “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
     2.17 “Normal Retirement” means retirement from active employment with the Company or an Affiliate pursuant to the normal retirement provisions of the Company’s retirement plan, if such a plan is in effect at the time, or retirement at or after age 65, if no retirement plan is then in place.
     2.18 “Optionee” means an Employee, Director or Consultant who holds an outstanding Stock Option, except that only an Employee can be an Optionee with respect to an Incentive Stock Option.
     2.19 “Participant” means an Employee, Director or Consultant to whom the Committee, in its discretion, grants an Award pursuant to the Plan.
     2.20 “Performance Award” means an Award made pursuant to Article VIII below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a specified period of time.
     2.21 “Plan” means the TechniScan, Inc., Employee Stock Option Plan set forth in this document.
     2.22 “Restricted Stock Award” means an Award of Shares of Stock that is subject to the provisions of Article VII below. “Restricted Stock” is stock restricted from sale, pledge, assignment or other transfer pursuant to applicable securities laws and/or restrictions placed on the stock by the Committee.
     2.23 “Retirement” means either Normal or Early Retirement
     2.24 “Stock” or “Share” means the voting and nonvoting common stock of the Company.
     2.25 “Stock Appreciation Right” means the right, pursuant to an Award granted under Article VI below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the Shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).
     2.26 “Stock Option” or “Option” means any option to purchase shares of Stock granted pursuant to Article V.

ARTICLE III
ELIGIBILITY FOR AWARDS
     Awards shall be granted to such Participants as the Committee shall select from time to time. A Participant may hold more than one Award, but only on the terms and subject to the restrictions hereinafter set forth. Different Participants may be granted Awards with different terms, in connection with different amounts of Shares.
     Notwithstanding any other provision contained herein, Incentive Stock Options may be granted only to Employees. All other Awards hereunder may be granted to Employees, Directors or Consultants.
ARTICLE IV
CAPITAL STOCK
     4.1 The Shares. Shares of Stock issued to Participants pursuant to Awards hereunder may constitute an original issue of authorized Stock or may consist of previously issued Stock reacquired by the Company, as shall be determined by the Board.
     4.2 Stock Subject to the Plan.
          a. The maximum number of Shares of Stock authorized for issuance under the Plan with respect to the grant of Awards while the Plan is in effect, subject to adjustment in accordance with Section 9.1 below, shall be 500,000 Shares, or such other number of Shares as may be subsequently approved by the Board, and if required pursuant to Section 422 of the Code, by the Shareholders.
          b. Any unused portion of the Shares available for Award in any award year shall be carried forward and shall be made available for Awards in succeeding calendar years. The Shares related to the unexercised or undistributed portion of any terminated, expired or forfeited Award with respect to which no material benefit was received by a Participant (e.g. dividends) also shall be made available for distribution in connection with future Awards under the Plan.
ARTICLE V
STOCK OPTIONS
     5.1 Grant of Options. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     5.2 Types of Options. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights), with respect to the voting and/or nonvoting common stock of the Company. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option.
     5.3 Conformity with Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422.
     5.4 Waiver of Other Amounts. In the discretion of the Committee, Nonqualified Stock Options or Shares of Stock may be issued to an Employee in consideration of the waiver of a portion of such Employee’s salary, compensation or fees, with the spread between the exercise price of such Stock Options and the then Fair Market Value of the Stock being equal to the salary, compensation or fees waived, or on such other terms and provisions as the Committee may in its discretion provide.
     5.5 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate, and with respect to Incentive Stock Options, in conformity with Section 422 of the Code.
          a. Option Price. The option price per Share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock at the time of grant for Incentive Stock Options and such percentage of the Fair Market Value of the Stock at the time of grant or such dollar price for Nonqualified Options as the Committee in its discretion may determine.
          b. 10% Stockholder. Any Incentive Stock Option granted to any Optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of an Affiliate shall have an exercise price no less than 110% of Fair Market Value per Share on date of the grant.
          c. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Optionee who, at the time the Option is granted owns more than 10% of the voting power of all classes of Stock of the Company or of an Affiliate may not have a term of more than five (5) years. No Option may be exercised by any person after expiration of the term or exercise period of the Option.
          d. Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as are contained herein or in an Award Agreement, If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

          e. Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company, in such form as the Committee shall determine, specifying the number of Shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as specified below.
          f. Rights of Holder. No Shares shall be issued until full payment has been made therefore. An Optionee shall generally have the right to dividends and other rights of a Shareholder with respect to Shares subject to the Option when the Optionee has given written notice of exercise, has paid in full for such Shares, and, if requested, has given appropriate securities law representations as required by this Plan or an Award Agreement.
          g. Consideration. The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) in the discretion of the Committee, and subject to Section 422 of the Code, the subparagraphs below and other provisions of this Plan, (A) by delivery to the Company of other Stock of the Company. (B) according to a loan or other deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Stock of the Company) with the person to whom the Option is granted, or (C) in any other form of legal consideration that may be acceptable in the sole discretion of the Committee.
               (1) The Committee may arrange for and offer loans to a Participant under the Plan to pay for the exercise of any Stock Option or other Award if applicable, provided that no Participant shall have a right or entitlement to such a loan, and loans may be determined on a basis of individual selection in the sole and absolute discretion of the Committee governed at all times by any applicable provision of law. Any such loan shall contain such terms and provisions and require the execution of such documents as the Committee in its discretion may determine.
               (2) In the case of any loan or other deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the imputation of interest under any applicable provisions of the Code.
               (3) If payment of the exercise price of a Stock Option is made in whole or in part in the form of Stock, such Stock (and any replacement Shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Award in question, and any additional Stock received upon such exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.
               (4) If payment of the exercise price of a Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the Optionee, the Company may require that such Stock shall have been owned by the Optionee for a certain minimum period of time so that such payment will not result in a charge to the Company’s earnings as a result of the exercise. Such provision may be used in the discretion of the Company to prevent a pyramid exercise.
          h. Cash-Out. On receipt of written notice of exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the Option price (the “Spread Value”) on the effective date of such cash-out.
          i. Replacement Options. If an Option granted pursuant to the Plan may be exercised by an Optionee by means of a stock-for-stock swap method of exercise as provided in Section 5.5(g) above, then the Committee may, subject to Section 422 of the Code, in its sole discretion, from time to time and from Participant to Participant, authorize the Optionee to receive a replacement Option upon exercise of an Option hereunder. This replacement Option shall cover a number of Shares determined in an equitable manner by the Committee, but in no event more than the number of Shares equal to the difference between the number of Shares of the original Option exercised and the net Shares received by the Optionee from such exercise. The exercise price of the replacement Option shall equal the then current Fair Market Value of the Shares, and the term of the replacement Option shall extend to the expiration date of the original Option.
          j. Vesting. The total number of Shares of Stock subject to an Option may, but need not, be allotted in periodic installments (which may, hut need not, be equal). The Award Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions as to the time or times when it may be exercised and as to the minimum number of Shares with respect to which the Option may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.
          k. Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date three (3) months following such termination (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.
          l. Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Award Agreement after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death, but only within the period ending on the earlier of (i) the date three (3) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such

Option as set forth in the Award Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.
          m. Retirement. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s Retirement, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date three (3) months following such termination (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option as sat forth in the Award Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.
          n. Other Termination of Employment or Relationship as a Director or Consultant. Unless otherwise determined by the Committee at or after grant, if an Optionee’s employment or other relationship with the Company terminates for any reason other than Death, Disability or Retirement, or for Cause, the Option shall thereupon terminate, except that such Option may be exercised for the lesser of three (3) months after such termination or the balance of such Option’s term but only to the extent it was exercisable at the time of such termination. If, after termination1 the Optionee does not exercise his or her Option within the time period permitted as explained above, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan. In the event that the Company shall sever an Optionee’s employment as a result of a termination for Cause, notwithstanding any other provision of the Plan, any unexercised Options of the Employee shall lapse immediately upon such determination, subject, however, to the Optionee’s right to pursue a claim through the claims procedure set forth herein. Further, the Optionee shall not be entitled to exercise an Option at any time the Company has under advisement a possible termination for Cause of the Optionee.
          o. Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred as authorized hereunder, as a condition of exercising any such Option, (i) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the

Securities Act of 1933, as amended (the “Securities Act”), or if; as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of Stock.
          p. Dollar Limitation on Incentive Stock Options. If in any calendar year the aggregate fair market value of Stock (determined as of the date of grant) covered by Incentive Stock Options granted to any one individual which first become exerciseable by such individual during such calendar year exceeds $100,000 or such other limitation as may be set forth in Code Section 422(d), the Options covering such Stock the value of which exceeds $100,000 or such other limitation (determined with reference to the order in which granted) shall not be treated as Incentive Stock Options.
          q. Continuous Status as an Emp1oye, Director or Consultant. For purposes of this Section 5.5 “Continuous Status as an Employee, Director or Consultant” means the period of time a Participant is employed by the Company or involved as a Director or Consultant with the Company, which period is not interrupted or terminated. The Committee, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Committee, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.
ARTICLE VI
STOCK APPRECIATJON RIGHTS
     6.1 Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.
     6.2 Termination. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee in its sole discretion at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Stock Option shall be reduced when and to the extent that the number of Shares covered by an exercise or termination of the related Stock Option exceeds the number of Shares not covered by the Stock Appreciation Right.
     6.3 Surrender of Stock Option. A Stock Appreciation Right may be exercised by an Optionee, in accordance with Section 6.4, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6.4(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
     6.4 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, riot inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
          a. When Exercisable. Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Article V and this Section 6.4 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of Death or Disability of the Optionee prior to the expiration of the six-month period.
          b. Effect of Exercise. Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive up to, but not more than, an amount m cash and/or Shares of Stock equal in value to the excess of the Fair Market Value of one Share of Stock over the exercise price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
          c. Relation to Stock Option. Stock Appreciation Rights shall be transferable only when and to the extent that an underlying Stock Option would be transferable as provided in this Plan.
          d. Effect on Share Limitation. Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4.2(a) of the Plan on the number of Shares of Stock to be issued under the Plan, but only to the extent of the number of Shares issued under the Stock Appreciation Right at the time of exercise.
          e. Exercise Upon Adjustment. In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Article VT, that such Stock Appreciation Right can be exercised only upon the happening of such adjustment under Article IX as the Committee may determine to be appropriate.
ARTICLE VII
RESTRICTED STOCK AWARDS
     7.1 Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the number of Shares to be Awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7.4), the time or times within which such Awards may be subject to vesting and/or forfeiture, and all other conditions of the Awards.

     7.2 Criteria for Award. The Committee may but need not condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.
     7.3 Varying Provisions. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.
     7.4 Awards and Certificates. The grantee of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and has delivered a filly executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.
          a. Purchase Price. The purchase price for Shares of Restricted Stock may be any price determined by the Committee, and may be zero.
          b. Acceptance of Award. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the Award date by executing an Award Agreement and paying whatever price (if any) is required under Section 7.4(a).
          c. Stock Certificate. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such Shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.
          d. Custody of Certificates. The Committee may require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.
     7.5 Restrictions and Conditions. The Shares of Restricted Stock awarded pursuant to this Article VII shall be subject to the following restrictions and conditions:
          a. Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.
          b. Shareholder Rights. Except as provided in this paragraph (b) and Section 7.5(a), the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of any cash dividends to be deferred and, if the Committee so determines, to be reinvested in additional Restricted Stock to the extent Shares are available under Section 4.2(a).

          c. Forfeiture of Shares. Subject to the applicable provisions of the Award Agreement and this Article VII, upon termination of a Participant’s employment with the Company for any reason during the Restriction Period, all Shares still subject to restriction shall be forfeited by the Participant.
          d. Waiver of Restrictions. In the event of hardship or other special circumstances of a Participant whose relationship with the Company is involuntarily terminated (other than for Cause), the Committee may, in it sole discretion, waive in whole or in part any or all remaining restrictions (other than these imposed by law) with respect to such Participants Shares of Restricted Stock, based on such factors as the Committee may deem appropriate.
          e. Delivery of Shares. If and when the Restriction Period expires without a forfeiture of the Restricted Stock, the certificates for such Shares shall be promptly delivered to the Participant.
ARTICLE VIII
PERFORMANCE AWARDS
     8.1 Grant of Right to Earn Award. The Committee may grant to any one or more Participants the opportunity to earn a Performance Award based on the achievement by the Participant, the Company or any Affiliate of performance objectives established by the Committee prior to the grant of such opportunity. The Committee shall determine in its discretion the period during which such performance objectives shall be measured for the purpose of determining the extent to which a Performance Award has been earned. Any Participant may receive, from time to time, one or more such opportunities. Opportunities to earn Performance Awards may be granted at the same or different times as grants of other Awards hereunder. The provisions relating to any opportunity to earn a Performance Award and performance objectives incident to any Performance Award may vary from one Participant to another or from one opportunity to another of any particular Participant.
     8.2 Participant Consideration. Except as the Committee may otherwise determine, a Participant who receives an opportunity to earn a Performance Award is not required to provide consideration for that opportunity or for receipt of the Performance Award other than the rendering of service in compliance with the performance objectives and over the period of time established by the Committee,
     8.3 Award Agreement. The terms of any opportunity given a Participant to earn a Performance Award and all other terms and provisions that the Committee may in its discretion determine to be applicable or prerequisite to a Performance Award shall be set forth in an Award Agreement.
     8.4 Shares Granted as Performance Award. The grant of a Performance Award shall not reduce the number of Shares available for Awards under this Plan, except to the extent that Shares are actually Awarded or otherwise delivered to a Participant pursuant to or in connection with such Performance Award.

ARTICLE IX
ADJUSTMENTS
     9.1 Recapitalizations, Etc. In the event of a recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the common voting and nonvoting stock of the Company, an appropriate or proportionate adjustment will be made in (i) the maximum number and kind of Shares of Stock subject to the Plan and all then outstanding Awards, and (ii) the price for each Share subject to the then outstanding Awards, in order to maintain the aggregate purchase price or value of the Shares as to which such Awards remain exercisable.
     9.2 Acceleration of Exercise. The Committee in its discretion, as a term and condition of the Award at the time of grant or at any time thereafter, may provide that upon dissolution and liquidation of the Company, or upon a merger, consolidation or other reorganization of the Company as a result of which the current shareholders of the Company are no longer in control of the surviving or resulting corporation, or upon a sale of substantially all of the assets of the Company or of stock representing control of the Company, that all Awards then outstanding under the Plan will become fully exercisable and deliverable and all restrictions imposed by the Plan will immediately cease. By “control” is meant more than 50% of the voting stock of the Company.
     9.3 Right to Call Options. The Committee in its discretion may call any or all Stock Options theretofore granted under the Plan by written notice to the Option holder in accordance with the notice provisions hereof. Such call may occur at any time prior to the exercise of such Options. The Committee shall compensate the holder of an Option which has been called with an amount payable in cash equal to the amount which would have been payable to the holder upon the exercise of a Stock Appreciation Right had one been granted with respect to such Option, whereupon such Option shall be cancelled. The Company shall pay such amount in full within thirty (30) days of the date of call, with no interest accruing prior to the date of payment.
     9.4 Committee Decision Final. Adjustments under Sections 9.1, Section 9.2 or 93 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.
     9.5 Compliance with Code Section 280G. No payment shall be required to be made under the Plan to the extent that, when aggregated with other payments made to an Employee, such payment would, as determined by the Committee in its sole discretion, at or prior to a change in the ownership or effective control (as defined in Section 280G of the Code) of the Company, result in an excess parachute payment for which the Company would not receive a Federal income tax deduction by reason of Code Section 280G.

ARTICLE X
ADMINISTRATION
     10.1 The Board. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 10.2. Without limiting the generality of the foregoing, the Board shall have authority to do the following:
          a. Determine from time to time which of the persons eligible under the Plan shall be granted Options or any other Award, which Awards shall be granted to them, when and how each Option or Award shall be granted and whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option, and determine the terms and provisions of each Option or Award granted (which need not be identical), including the time or times such Option or other Award may be exercised in whole or in part and the number of Shares for which an Option shall be granted to each such person.
          b. Construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          c. Amend the Plan or an Award as provided in Article XI.
          d. Generally, to exercise all powers, and to perform any acts and to make any decisions as the Board deems necessary or expedient to promote the best interests of the Company under the Plan as permitted by law.
     10.2 The Committee. The Board may delegate administration of the Plan to a committee composed of one or more members (the “Committee’s). Members of the Committee may, but need not be, directors, officers or Employees of the Company or its Affiliates. The Board may from time to time remove members from, or add members to, the Committee. The Board may abolish the Committee at any time and reinvest in the Board the administration of the Plan. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Board shall designate one member of the Committee as chairman. The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall have authority, consistent with the Plan and not by way of limitation, to do any act or make any decision authorized herein or afforded it under law. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
     10.3 Construction and Interpretation of the Plan. The interpretation and construction by the Committee of any provision of the Plan or an Award shall be final and binding on all persons interested in the Plan or Award.
     10.4 Delegation of Operational Responsibilities. The Committee may delegate or allocate any of its operational responsibilities tinder the Plan (other than the responsibility to determine Participants and the number of Shares to be subject to Awards to be granted to such Participants under the Plan) to other persons to carry out the administration of the Plan.
     10.5 Indemnification of Committee. In addition to such other tights of indemnification as they may have, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any above action, Suit or proceeding, such Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Notwithstanding anything herein to the contrary, a condition of such indemnification shall be the cooperation of such Committee member with the Company in the defense of any such action, Suit or proceeding.
ARTICLE XI
AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN
     11.1 Plan Amendment. The Board at any time, and from time to time, may adopt amendments to the Plan in any respect the Board deems necessary or advisable including, without limiting the foregoing, amendments to ensure that the Plan and/or Incentive Stock Options remain in compliance with Section 422 of the Code. However, except as provided in Article IX relating to certain adjustments, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, if the amendment will:
          a. Increase or decrease the number of Shares reserved for the grant of Awards under the Plan;
          b. Modify the requirements of eligibility for participation in the Plan, to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code; or
          c. Modify the Plan in any other way, if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.
     11.2 Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights and obligations under any Award shall not be impaired by any such amendment unless the Company obtains the written consent of the person to whom the Award was granted.

     11.3 Suspension or Termination. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the ten (10) year anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
ARTICLE XII
REVIEW PROCEDURE UPON DENIAL OF A CLAIM
     12.1 Notice of Denial of Claim. Any denial by the Committee of a claim for benefits wider the Plan made by a Participant or any other claimant (“Claimant”) shall be stated in writing by the Committee and delivered or mailed to the Claimant. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood without legal or actuarial counsel. Such notice shall also advise the Claimant of the availability of a review of the decision denying the claim.
     12.2 Review Procedure. Any claimant whose claim for benefits has been denied shall be afforded a reasonable opportunity for a review of the decision denying the claim in accordance herewith. The Committee shall establish and may modify from time to time uniform rules of procedure for such a review of the decision denying the claim. Such review may in the discretion of the Committee be made by the Committee or any other person or persons designated by the Committee. Such review procedure, however, shall not (unless the Committee in its discretion determines otherwise) include the opportunity of a personal appearance by the Claimant. If, after such review, the claim is still denied, the Claimant shall be notified of the denial, and the notice shall set forth the specific reasons for denial written in a manner that may be understood without legal or actuarial counsel. A Committee decision on denial of a claim with respect to which no review is sought by the Claimant within the time and manner prescribed by the Committee shall be final and binding on all persons interested in the Plan. All decisions of the Committee or other reviewing body shall be final and conclusive on all persons interested in the Plan.
ARTICLE XIII
GENERAL PROVISIONS
     13.1 Securities Restrictions. All certificates for Shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under applicable laws, rules, regulations, any stock exchange upon which the Stock is then listed, and any applicable Federal Or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     13.2 Restrictions on Transferability. Except as otherwise authorized by the Committee for Awards other than Incentive Stock Options, no Award issued under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution, and each Award shall be exercisable during the Participants lifetime only by him. No Award shall be pledged or hypothecated in any way and no Award shall be subject to execution, attachment or similar process.
     13.3 Other Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
     13.4 No Vested Rights. The adoption of the Plan or granting of an Option shall not confer upon any Participant any right to continued employment, Board membership or contractual dealings with the Company as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or other relationship of any of its employees, Directors, or Consultants at any time.
     13.5 Federal Tax Obligations. The Company shall have the right to withhold from any transfer or payment made to a Participant under this Plan all federal, state or other taxes as shall be required pursuant to any statute or governmental regulation or ruling. In connection with such withholding, the Company may make any arrangement consistent with this Plan as it may deem appropriate. The Company shall not be required to make any distribution of cash or Shares pursuant to this Plan until any actual or potential withholding obligation of a Participant arising under the Plan is satisfied. To the extent provided in the sole discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation or other tax liability relating to the exercise of an Award by any of the following means or by a combination of such means; (1) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares of the Stock of the Company otherwise issuable to the participant as a result of the exercise of the Option; or (iii) delivering to the Company owned and unencumbered shares of the Stock of the Company. The Fair Market Value of any Shares of Stock retained or received in fulfillment of such obligation or liability shall be determined by the Committee in its sole discretion, acting in good faith.
     13.6 Right of First Refusal and Redemption. The Committee may provide in connection with the grant of any Award under this P1 an that the Shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any Shares that the Participant may thereafter wish to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Award Agreement may also contain other provisions, restrictions and limitations concerning the holding and transfer of Shares obtained pursuant to receipt or exercise of an Award. The Committee may also grant Participants the right to cause the Company to redeem part or all of their Shares at such times and upon such terms as the Committee may in its discretion provide.
     13.7 Written Award Agreement. Any grant made under this Plan shall be represented by a written Award Agreement between the Company and the Participant receiving the grant setting forth the material terms of the grant, and incorporating the terms of this Plan (whether specifically or generally by reference as determined by the Committee) into each such Award Agreement.
     13.8 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu afar with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements must be consistent with the “unfunded” status of the Plan.
     13.9 Designation of Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.
     13.10 Severability. In the event any Section or paragraph in this Plan or any Award Agreement or writing relating to the Plan is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan; provided, that the Committee may conclude that the purposes of the Plan have been materially frustrated by such a finding and may thereupon terminate the Plan. In the event of any conflict or disagreement in the terms of this Plan and any Award Agreement, the terms of this Plan shall control.
     13.11 Construction. Where applicable, the masculine includes feminine and. neuter and vice versa. Where applicable, the singular includes the plural and vice versa. Where a word or phrase is defined in one place in the Plan and appears in capitalized form in another place in the Plan, such word or phrase shall have the meaning first set forth unless the context clearly requires otherwise. A word or phrase in noncapitalized form shall retain its plain meaning taken in the context in which it appears, regardless of whether said word or phrase is defined in the Plan.
     13.12 Headings. The headings are for reference only. In the event of a conflict between a heading and the content of an Article or paragraph, the content of the Article or paragraph shall control.
     13.13 Notices. All notices shall be given to or made upon the Company at its regular business office address, as it may be changed from time to time. All notices shall be given to or made upon a Participant at the Participant’s address as reflected on the Company’s records, or at such other address as a Participant may designate in writing delivered to the Company. Unless otherwise agreed in this Agreement, all notices shall be given or made by personal delivery, by confirmed air courier, or by certified first class mail, return receipt requested, postage prepaid, to the party at such address. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day 1pon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the third business day following the date upon which it is deposited in a first-class postage prepaid envelope in the United States mail addressed as stated above.
     13.14 Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Utah.
     IN WITNESS WHEREOF, the undersigned verifies that the foregoing Plan was adopted by the Board of Directors of the Company as of the 12th day of June, 2001.

/s/ David C. Robinson
David C. Robinson, President/CEO

FIRST AMENDMENT TO COMPREHENSIVE
MANAGEMENT INCENTIVE PLAN
     PURSUANT TO Section 9.1 of the Comprehensive Management Incentive Plan (the “Plan”) of TechniScan, Inc., dated June 12, 2001, in response to the 10:1 forward stock split of the capital stock of TechniScan which was approved on October 25, 2001, the Company hereby amends the Plan to increase the maximum number of Shares of Stock authorized for issuance under Section 4.2 of the Plan to 5,000,000 shares of common voting stock.
     DATED as of October 25, 2001.

TechniScan, Inc.
By:
David C. Robinson, President

SECOND AMENDMENT TO COMPREHENSIVE
MANAGEMENT INCENTIVE PLAN
     PURSUANT TO Section 11.1 of the Comprehensive Management Incentive Plan (the “Plan”) of TechniScan, Inc., dated June 12, 2001, as amended, the Company hereby amends the Plan as follows:
     1. Section 2.24 is amended to read as follows:
     2.24 “Stock” or “Share” means any class of common or preferred stock of the Company.
     2. Paragraph a of Section 4.2 is amended to read as follows:
     a. The maximum number of Shares of Stock authorized for issuance under the Plan with respect to the grant of Awards while the Plan is in effect, subject to adjustment in accordance with Section 9.1 below, shall be 7,500,000 Shares, or such other number of Shares as may be subsequently approved by the Board, and if required pursuant to Section 422 of the Code, by the Shareholders.
     DATED as of 2/10, 2004.

TechniScan, Inc.
By:
David C. Robinson, President

THIRD AMENDMENT TO COMPREHENSIVE
MANAGEMENT INCENTIVE PLAN
     PURSUANT TO Section 11.1 of the Comprehensive Management Incentive Plan (the “Plan”) of TechniScan, Inc., dated June 12, 2001, as amended, the Company hereby amends the Plan as follows:
     1. Paragraph a of Section 4.2 is amended to read as follows:
          a. The maximum number of Shares of Stock authorized for issuance under the Plan with respect to the grant of Awards while the Plan is in effect, subject to adjustment in accordance with Section 9.1 below, shall be 12,000,000 Shares, or such other number of Shares as may be subsequently approved by the Board, and if required pursuant to Section 422 of the Code, by the Shareholders.
DATED as of June 9, 2006.

TechniScan, Inc.
By:	/s/ David C. Robinson
David C. Robinson, President

FOURTH AMENDMENT TO
EMPLOYEE STOCK OPTION PLAN
     PURSUANT TO Section 5 of the Comprehensive Management Incentive Plan (the “Plan”) of TechniScan, Inc., dated June 12, 2001, as amended, the Company hereby amends the Plan as follows:
     1. Paragraph l of Section 5.5 is amended to read as follows:
          a. Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Award Agreement after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death, but only within the period three (3) years following the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.
DATED as of April 10, 2009.

TechniScan, Inc.
By:	/s/ David C. Robinson
David C. Robinson, President